UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 18, 2001
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                         Accelr8 Technology Corporation
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               (Exact name of registrant as specified in charter)




        Colorado                        0-11485                  84-1072256
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)



            303 East Seventeenth Avenue, #108, Denver, Colorado 80203
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                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (303) 863-8088
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                                 Not Applicable.
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         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

     The following summarizes the acquisition of certain technology assets by Accelr8 Technology Corporation ("Accelr8") from DDx, Inc. ("DDx"). The Asset Purchase Agreement, which sets forth the specific terms and conditions of the acquisition, is included herewith as an Exhibit. The summary of the terms and conditions set forth below is qualified in its entirety by reference to the Asset Purchase Agreement.

     On January 18, 2001, Accelr8 purchased the OpTest technology assets ("OpTest") from DDx. Management believes that the OpTest technologies have a wide range of potential applications to human and veterinary clinical and point of care diagnostics. The technologies are being developed as easy to use, cost-effective, highly sensitive and portable systems for rapid detection and quantification of molecular and microscopic scale affinity binding events.

     The terms of the Asset Purchase Agreement provided for Accelr8 to pay DDx $500,000 cash at closing and to issue 1,813,793 of Accelr8 "restricted" common shares valued at $1.378 in the Asset Purchase Agreement. All shares are to be held in escrow pending the completion of an OpTest Technology Transfer event to a third party within the first year following closing. An OpTest Technology Transfer event may involve technology licenses, research and development agreements, government grants or contracts, mergers, acquisitions, joint ventures, strategic alliances, materials transfer agreements, and all such similar arrangements. The shares in escrow are to be released from escrow as follows: (A) 50% upon the consummation of one OpTest Technology Transfer event to a third party (the "First Event"), and (B) 50% upon the consummation of a second OpTest Technology Transfer event to a third party (the "Second Event"); without limitation as to the dollar value of either the First Event or the Second Event. If no such Technology Transfer events are consummated within the twelve months following the Closing of this Agreement, then the buyer stock shall be released from escrow by the Escrow Agent to Buyer. Under the Asset Purchase Agreement, Accelr8 has committed to invest up to an additional $1,000,000 in research and development over the next 12 months.

     A more detailed explanation of the OpTest technology is included in the press release, which accompanies this Form 8-K.

     Exhibits.
     --------

     Exhibit 99.1 Asset Purchase Agreement, dated January 12, 2001.

     Exhibit 99.2 Press Release, dated January 19, 2001.

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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ACCELR8 TECHNOLOGY CORPORATION



Date:  January 25, 2001                By:  /s/  Thomas V. Geimer
                                          -------------------------------------
                                                 Thomas V. Geimer, Chairman and
                                                 Chief Executive Officer

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